Exhibit 10.2

May 29, 2026

MSP Recovery, LLC

3525 NW 7th St

Miami, FL 33125

Attention:	Mr. John Ruiz

RE:	One-time Limited Advance

Dear John:

Reference is made to the Fifth Amended and Restated Limited Liability Company Agreement of VRM MSP Recovery Partners, LLC (the “Company”) dated August 1, 2020, as amended by Amendment No. 1 thereto dated December 1, 2020, Amendment No. 2 thereto dated March 9, 2022, and Amendment No. 3 thereto dated July 28, 2023, and Letter Amendment dated as of November 13, 2023 (the “LLC Agreement”). Any capitalized term used but not defined herein has the meaning ascribed to such term in the LLC Agreement.

Virage Capital Management LP (“Virage”), as manager of the Company, has previously (x) consented to MSP Recovery, LLC using Recovery Proceeds otherwise distributable to the Company pursuant to (i) email correspondence between Virage and MSP Recovery, LLC (“MSP Recovery”) dated September 5, 2025, (ii) the executed letter agreement between Virage and MSP Recovery, LLC dated October 16, 2025; (iii) the executed letter agreement between Virage and MSP Recovery, LLC dated November 14, 2025; (iv) the executed letter agreement between Virage and MSP Recovery, LLC dated November 26, 2025; (v) the executed letter agreement between Virage and MSP Recovery, LLC dated December 19, 2025; (vi) the executed letter agreement between Virage and MSP Recovery, LLC dated February 19, 2026; and (y) advanced certain amounts pursuant to (i) the executed letter agreement between Virage and MSP Recovery, LLC dated March 20, 2026, (ii) the executed letter agreement between Virage and MSP Recovery, LLC dated April 2, 2026, (iii) the executed letter agreement between Virage and MSP Recovery, LLC dated April 16, 2026, and (iv) the executed letter agreement between Virage and MSP Recovery, LLC dated May 1, 2026, (v) the executed letter agreement between Virage and MSP Recovery, LLC dated May 15, 2026, and (vi) the executed letter agreement between Virage and MSP Recovery, LLC dated May 29, 2026 (collectively, (x) and (y) the “Prior Consents”).

We understand that MSP Recovery, LLC (“MSP Recovery”) will be in receipt of recovery proceeds of approximately $61,271.27 which are due to the Company pursuant to the LLC Agreement (the “Primary Series Recovery Proceeds”), and that MSP Recovery is requesting that the Company advances and permits MSP Recovery to use the Primary Series Recovery Proceeds to meet payables due by MSP Recovery.

Virage Capital Management LP, as manager of the Company, is willing to advance and permit the use of the Primary Series Recovery Proceeds for that purpose, provided that:

(i)	MSP Recovery will immediately reimburse the Company for the full amount of the Primary Series Recovery Proceeds, as well as the Recovery Proceeds and those certain advances identified in the Prior Consents, with any proceeds from a closing on any loan or other financial transaction between MSP Recovery or any of its affiliates and a financing counterparty (except for the proceeds received from any short-term financing from Hazel Partners Holdings, LLC), including from YA II PN, Ltd. and pursuant to any debtor-in-possession financing in the event MSP Recovery is operating under Chapter 11 protection;

(ii)	any such counterparty agrees for MSP Recovery to use the proceeds from such loan or financial transaction to reimburse the Company for MSP Recovery’s use of all the Primary Series Recovery Proceeds and those certain advances identified under the Prior Consents, including any debtor-in-possession financing in the event MSP Recovery is operating under Chapter 11 protection; and

(iii)	prior to using any of the Primary Series Recovery Proceeds, MSP Recovery remains agreeable to appointing Nader Tavakoli as its Chief Restructuring Officer who will be responsible for overseeing the use of the Primary Series Recovery Proceeds, subject to Mr. Tavakoli’s acceptance.

The foregoing is a one-time consent and does not apply to any future Recovery Proceeds due to the Company without a written agreement from Virage. The Company and Virage reserve all rights under the LLC Agreement and related documents.

[Signature Page Follows]

1700 Post Oak Boulevard, 2 BLVD. Place, Suite 300 • Houston, Texas 77056 • Phone: 713.840.7700

Sincerely,

VRM MSP Recovery Partners LLC

	By:	Virage Capital Management LP, its manager
		By:	Virage LLC, its general partner

By:
			Name:	Edward Ondarza
			Title:	Manager

Acknowledged and Agreed to:

Virage Recovery Master LP

By:	Virage Recovery LLC, its general partner

By:
	Name:	Edward Ondarza
	Title:	Manager
Date:

MSP Recovery, LLC

By:
Name:	John H. Ruiz
Title:	Authorized Representative
Date:

1700 Post Oak Boulevard, 2 BLVD. Place, Suite 300 • Houston, Texas 77056 • Phone: 713.840.7700